Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2007*	June 30, 2008
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,081,593	$7,363,536
Marketable securities	8,137,020	5,370,133
Accounts receivable, net of allowance	2,162,521	2,641,901
Deferred income taxes, net	68,538	94,402
Income taxes receivable	145,253	—
Prepaid revenue share, expenses and other assets	694,213	846,865

Total current assets	17,289,138	16,316,837
Prepaid revenue share, expenses and other assets, non-current	168,530	444,844
Deferred income taxes, net, non-current	33,219	220,079
Non-marketable equity securities	1,059,694	1,067,520
Property and equipment, net	4,039,261	5,137,710
Intangible assets, net	446,596	1,138,991
Goodwill	2,299,368	4,853,805

Total assets	$25,335,806	$29,179,786

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$282,106	$439,281
Accrued compensation and benefits	588,390	493,284
Accrued expenses and other current liabilities	465,032	555,117
Accrued revenue share	522,001	517,287
Deferred revenue	178,073	197,433
Income taxes payable	—	143,113

Total current liabilities	2,035,602	2,345,515
Deferred revenue, non-current	30,249	30,933
Deferred income taxes, net, non-current	—	22,197
Income taxes payable, non-current	478,372	711,827
Other long-term liabilities	101,904	156,299
Stockholders' equity:
Common stock	313	314
Additional paid-in capital	13,241,221	13,904,271
Accumulated other comprehensive income	113,373	119,181
Retained earnings	9,334,772	11,889,249

Total stockholders’ equity	22,689,679	25,913,015

Total liabilities and stockholders’ equity	$25,335,806	$29,179,786

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
	(unaudited)
Revenues	$3,871,985	$5,367,212	$7,535,956	$10,553,255
Costs and expenses:
Cost of revenues (including stock-based compensation expense of $7,659, $9,363, $12,048, $18,511)	1,560,255	2,147,575	3,030,682	4,258,111
Research and development (including stock-based compensation expense of $156,983, $187,281, $277,771, $381,081)	532,106	682,210	940,490	1,355,279
Sales and marketing (including stock-based compensation expense of $36,385, $42,593, $63,635, $85,169)	355,604	484,552	658,156	931,450
General and administrative (including stock-based compensation expense of $40,497, $33,539, $71,936, $68,794)	319,405	474,910	580,804	884,215

Total costs and expenses	2,767,370	3,789,247	5,210,132	7,429,055

Income from operations	1,104,615	1,577,965	2,325,824	3,124,200
Interest income and other, net	137,130	57,923	267,859	225,266

Income before income taxes	1,241,745	1,635,888	2,593,683	3,349,466
Provision for income taxes	316,625	388,497	666,401	794,989

Net income	$925,120	$1,247,391	$1,927,282	$2,554,477

Net income per share - basic	$2.98	$3.97	$6.22	$8.15

Net income per share - diluted	$2.93	$3.92	$6.12	$8.04

Shares used in per share calculation - basic	310,436	313,817	309,876	313,473

Shares used in per share calculation - diluted	315,469	318,023	315,170	317,708

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
	(unaudited)
Operating activities
Net income	$925,120	$1,247,391	$1,927,282	$2,554,477
Adjustments:
Depreciation and amortization of property and equipment	188,137	308,716	358,426	589,280
Amortization of intangibles and other	35,218	82,891	69,921	138,851
Stock-based compensation	241,524	272,776	425,390	553,555
Excess tax benefits from stock-based award activity	(105,731)	(43,878)	(179,815)	(94,979)
Deferred income taxes	(121,039)	(67,676)	(182,441)	(105,890)
Other, net	6,351	20,245	(35)	(24,658)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(171,472)	(72,883)	(325,034)	(296,376)
Income taxes, net	116,744	90,184	515,848	528,359
Prepaid revenue share, expenses and other assets	(22,046)	(141,219)	(207,524)	(182,803)
Accounts payable	(45,406)	(14,547)	(74,662)	39,237
Accrued expenses and other liabilities	160,767	87,026	20,881	(147,251)
Accrued revenue share	4,288	(6,326)	82,152	(16,450)
Deferred revenue	17,471	3,454	19,130	10,248

Net cash provided by operating activities	1,229,926	1,766,154	2,449,519	3,545,600

Investing activities
Purchases of property and equipment	(575,098)	(697,517)	(1,171,991)	(1,539,114)
Purchases of marketable securities	(2,118,710)	(2,101,798)	(7,343,870)	(4,921,310)
Maturities and sales of marketable securities	1,937,854	2,037,331	7,017,218	7,416,559
Investments in non-marketable equity securities	(10,288)	(10,554)	(10,288)	(9,492)
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(173,099)	(186,095)	(207,540)	(3,312,270)

Net cash used in investing activities	(939,341)	(958,633)	(1,716,471)	(2,365,627)

Financing activities
Net proceeds (payments) related to stock-based award activity	14,398	(301)	28,824	(22,746)
Excess tax benefits from stock-based award activity	105,731	43,878	179,815	94,979

Net cash provided by financing activities	120,129	43,577	208,639	72,233

Effect of exchange rate changes on cash and cash equivalents	1,598	(7,311)	7,294	29,737
Net increase in cash and cash equivalents	412,312	843,787	948,981	1,281,943
Cash and cash equivalents at beginning of period	4,081,340	6,519,749	3,544,671	6,081,593

Cash and cash equivalents at end of period	$4,493,652	$7,363,536	$4,493,652	$7,363,536

The following table presents our revenues, by revenue source, for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Advertising revenues:
Google web sites	$2,486,290	$3,530,145	$4,768,411	$6,930,550
Google Network web sites	1,352,051	1,655,280	2,697,381	3,341,421

Total advertising revenues	3,838,341	5,185,425	7,465,792	10,271,971
Licensing and other revenues	33,644	181,787	70,164	281,284

Revenues	$3,871,985	$5,367,212	$7,535,956	$10,553,255

The following table presents our revenues, by revenue source, as a percentage of total revenues for the periods presented (unaudited):
	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Advertising revenues:
Google web sites	64%	66%	63%	66%
Google Network web sites	35%	31%	36%	31%

Total advertising revenues	99%	97%	99%	97%
Licensing and other revenues	1%	3%	1%	3%

Revenues	100%	100%	100%	100%